                                                                    EXHIBIT 10.2





                    FIRST SUPPLEMENT TO 1995 NOTE AGREEMENT


     This First Supplement to 1995 Note Agreement (the "First Supplement") is made and entered into as of the 10th day of November, 1995, by and between Cash America International, Inc. (the "Company") and Teachers Insurance and Annuity Association of America ("Teachers").

                                    RECITALS

     WHEREAS, the parties hereto have entered into a Note Agreement dated as of July 7, 1995, pursuant to which the Company issued and Teachers purchased $20,000,000 aggregate principal amount of the Company's 8.14% Senior Notes Due July 7, 2007 (said Note Agreement being referred to hereafter as the "Note Agreement"); and

     WHEREAS, the Company and Teachers desire to provide for Teachers' consent to a change in accounting method by the Company and to amend certain provisions of the Note Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Teachers hereby agree as follows:

     1.  Consent to Change in Accounting Method.    The Company has informed
Teachers that the Company proposes to change its method of income recognition on pawn loans, with the change to be effective as of January 1, 1995. Under the new method, the Company accrues pawn service charges on a constant yield basis over the loan term for those loans with respect to which the Company deems collection to be probable. (The determination of probability of collection is based on historical statistics for loan redemptions.) For loans not repaid, the carrying value of the forfeited collateral (inventory) is the lower of cost (the principal amount advanced) or market. Under the old method, pawn service charges were accrued on all loans on a constant yield basis over the loan term. If a loan was not repaid, the principal amount advanced plus accrued pawn service charges became the carrying value of the forfeited collateral. Teachers hereby consents to the Company's change in its method of income recognition as described above, and, to the extent that such change would otherwise constitute a violation of Section 9.17 of the Note Agreement, Teachers hereby irrevocably and permanently waives any such violation and agrees that such change shall in no event constitute a Default or Event of Default at any time.

     2. Amendment to Section 9.02 of the Note Agreement. Section 9.02 of the Note Agreement is hereby amended to read in its entirety as follows:

              SECTION 9.02. Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $71,000,000 plus (b) 50% of Consolidated Adjusted Net Income (but only if positive) for each Fiscal Quarter ending after December 31, 1992.

     3. Amendment to Section 9.04 of the Note Agreement. Section 9.04 of the Note Agreement is hereby amended to read in its entirety as follows:

              SECTION 9.04. Current Assets to Total Indebtedness Ratio. The Company will not permit the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities plus Consolidated Funded Debt to be less than 1.10 to 1 as of the last day of any Fiscal Quarter commencing on or after January 1, 1995. As used in this Section 9.04, "Consolidated Funded Debt" means, at any time, Consolidated Indebtedness for Money Borrowed at such time, provided that in no event shall Consolidated Funded Debt include any obligation included in Consolidated Current Liabilities.

     4. Amendment to Section 9.06 of the Note Agreement. Section 9.06 of the Note Agreement is hereby amended to read in its entirety as follows:

              SECTION 9.06. Fixed Charge Coverage. The Company will not at any time permit the ratio of (a) the sum of Consolidated Adjusted Net Income for the Computation Period plus the aggregate amount of all taxes, rents, leases and interest expenses deducted from gross income to obtain such Consolidated Adjusted Net Income to (b) the aggregate amount of all such taxes, rents, leases and interest expenses so deducted to be less than (i) 1.8 to 1 if the Computation Period ends on or before December 31, 1995, (ii) 1.85 to 1 if the Computation Period ends after December 31, 1995 but on or before December 31, 1996, and (iii) 1.9 to 1 if the Computation Period ends after December 31, 1996. As used in this Section 9.06, "Computation Period" means, at any time, the period of four consecutive Fiscal Quarters ended on the date of the most recent balance sheet delivered (or required to be delivered) by the Company pursuant to clause (a) or (b) of Section
         8.01. For purposes of this Section 9.06, the charge of $19,772,000 against the Company's First Quarter 1995 earnings for the cumulative effect (through December 31, 1994) of the change in its accounting method shall be excluded from the computation of Consolidated Adjusted Net Income.

     5.  Amendment to Section 9.07 of the Note Agreement.  Paragraph (a) of
Section 9.07 of the Note Agreement is hereby amended to read in its entirety as follows:

              (a) The Company will not, and will not permit any Subsidiary to,
         (i) declare or make any dividends or distributions on any of its Stock (other than dividends payable in shares of its Stock), (ii) purchase, redeem or acquire for value any of the Company's or any Subsidiary's Stock, (iii) make any principal payment on (or make any payment, transfer or deposit for the purpose of canceling, extinguishing, satisfying or defeasing) any indebtedness of the Company which is subordinate in right of payment to the Notes or any other Obligation,
         (iv) set aside funds for any such purposes or (v) become liable to do any of the foregoing (in each case, a "Restricted Payment") unless, immediately after giving effect thereto, (A) no Default shall exist and (B) the aggregate amount of all Restricted Payments made by the Company and all Subsidiaries since May 1, 1993 does not exceed 20% of Consolidated Adjusted Net Income for the period commencing on January 1, 1992. For purposes of this Section 9.07, the charge of $19,772,000 against the Company's First Quarter 1995 earnings for the cumulative effect (through December 31, 1994) of the change in its accounting method shall be excluded from the computation of Consolidated Adjusted Net Income.

     6. Definitions. All capitalized terms used herein and not otherwise specifically defined shall have the respective meanings set forth in the Note Agreement.

     7. Ratification of Note Agreement. Except as specified hereinabove, all other terms of the Note Agreement shall remain unchanged and are hereby ratified and confirmed. All references to "this Agreement" or "the Agreement" appearing in the Note Agreement, and all reference to the Note Agreement appearing in any other instrument or document, shall be deemed to refer to the Note Agreement as supplemented and amended by this First Supplement.

     8. Counterparts. This First Supplement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     By signing below where indicated, the undersigned, CASH AMERICA, INC. OF SOUTH CAROLINA, FLORIDA CASH AMERICA, INC., GEORGIA CASH AMERICA, INC., CASH AMERICA, INC. OF LOUISIANA, CASH AMERICA, INC. OF NORTH CAROLINA, CASH AMERICA, INC. OF TENNESSEE, CASH AMERICA, INC. OF OKLAHOMA, CASH AMERICA, INC. OF KENTUCKY, CASH AMERICA PAWN, INC. OF OHIO, CASH AMERICA MANAGEMENT L.P., CASH AMERICA PAWN L.P., CASH AMERICA HOLDING, INC., EXPRESS CASH INTERNATIONAL CORPORATION, CASH AMERICA, INC. OF ALABAMA, CASH AMERICA, INC. OF COLORADO, CASH AMERICA, INC. OF INDIANA, CASH AMERICA, INC., CASH AMERICA OF MISSOURI, INC., and VINCENT'S JEWELERS AND LOAN, INC., as Guarantors, do each acknowledge and approve the Note Agreement, as amended by this First Supplement, and the other Loan Documents, and the terms thereof, and specifically agree to comply with all provisions therein and herein which refer to or affect such Guarantors.

     IN WITNESS WHEREOF, the undersigned have executed this First Supplement to 1995 Note Agreement as of the date first written above.


                            CASH AMERICA INTERNATIONAL, INC.



                            By: /s/ Thomas A. Bessant, Jr.
                                --------------------------------------
                                Thomas A. Bessant, Jr., Vice President



                            TEACHERS INSURANCE AND ANNUITY
                            ASSOCIATION OF AMERICA



                            By: /s/ Nancy F. Heller
                                --------------------------------------
                                Nancy F. Heller, Director
                                Private Placements

                                   GUARANTORS


     CASH AMERICA, INC. OF SOUTH CAROLINA

     FLORIDA CASH AMERICA, INC.

     GEORGIA CASH AMERICA, INC.

     CASH AMERICA, INC. OF LOUISIANA

     CASH AMERICA, INC. OF NORTH CAROLINA

     CASH AMERICA, INC. OF TENNESSEE

     CASH AMERICA, INC. OF OKLAHOMA

     CASH AMERICA, INC. OF KENTUCKY

     CASH AMERICA PAWN, INC. OF OHIO

     CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership, by its general partner, Cash America Holding, Inc.

     CASH AMERICA PAWN L.P., a Delaware limited partnership, by its general partner, Cash America Holding, Inc.

     CASH AMERICA HOLDING, INC.

     EXPRESS CASH INTERNATIONAL CORPORATION

     CASH AMERICA, INC. OF ALABAMA

     CASH AMERICA, INC. OF COLORADO

     CASH AMERICA, INC. OF INDIANA

     CASH AMERICA, INC.

     CASH AMERICA OF MISSOURI, INC.

     VINCENT'S JEWELERS AND LOAN, INC.


     By:  /s/ Thomas A. Bessant, Jr.
          ----------------------------------------------
          Thomas A. Bessant, Jr., Vice President for All